SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2014

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35753 (Commission File Number)	46-0967367 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Nuevo Merger Ageement

On October 28, 2014, Western Gas Partners, LP, (“WES”) announced its entry into an Agreement and Plan of Merger (“Merger Agreement”) by and among WES, Maguire Midstream LLC, an indirect wholly owned subsidiary of WES, Nuevo Midstream, LLC (“Nuevo”) and the other parties thereto, pursuant to which WES will acquire Nuevo for $1.5 billion in cash, subject to adjustment. Nuevo’s assets currently include a cryogenic processing complex, gas gathering system and related facilities and equipment that serve production from Reeves, Loving and Culberson Counties, Texas and Eddy and Lea Counties, New Mexico. WES expects to fund this acquisition with (i) cash on hand, (ii) borrowings under its revolving credit facility and (iii) as discussed in more detail below, the issuance of $750.0 million of Class C units to a subsidiary of Anadarko Petroleum Corporation (“Anadarko”).

The closing of the Acquisition is subject to the satisfaction of certain customary conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. WES expects the Acquisition to close in the fourth quarter of 2014. Pursuant to the Merger Agreement, Nuevo has agreed to indemnify WES against certain losses resulting from any breach of Nuevo’s representations, warranties, covenants or agreements, and for certain other matters. WES has agreed to indemnify Nuevo against certain losses resulting from any breach of WES’s representations, warranties, covenants or agreements.

The above summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to WES’s Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

WES’s acquisition of Nuevo is subject to a business opportunity provision contained in a joint venture agreement between Anadarko and a third party. That provision provides that the third party may purchase 50% of Nuevo at a cost equal to the proportionate consideration to be paid by WES. The third party is required to respond to WES’s offer within thirty days of receiving notice, and will have an additional thirty days to fund its share of the purchase price if it accepts the offer. WES is prepared to purchase 100% of Nuevo if the third party does not elect to purchase its 50% interest. WES will issue the Class C units to Anadarko regardless of whether the third party elects to purchase an interest in Nuevo.

Class C Unit Purchase Agreement

In connection with the execution of the Merger Agreement, WES entered into a Unit Purchase Agreement (“UPA”) with Anadarko and APC Midstream Holdings LLC (“AMH”), an indirect wholly-owned subsidiary of Anadarko. Pursuant to the terms of the UPA, WES will issue $750 million of Class C units to AMH at a price linked to the trading price of its common units on the NYSE. The Class C units will be issued upon the closing of the transactions under the Merger Agreement.

The Class C units will receive distributions in the form of additional Class C units until the end of 2017 (unless earlier converted), and will be disregarded with respect to calculating WES’s cash distributions until they are converted to common units. The Class C units will convert into common units on a one-for-one basis on December 31, 2017, unless WES elects to convert such units earlier or Anadarko extends the conversion date.

The above summary of the UPA is qualified in its entirety by reference to the UPA, a copy of which is attached as Exhibit 10.1 to WES’s Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2014, Western Gas Partners, LP and Western Gas Equity Partners, LP issued a joint press release announcing third-quarter 2014 results. The press release is included in this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

2.1#
Agreement and Plan of Merger, dated October 28, 2014, by and among Western Gas Partners, LP, Maguire Midstream LLC and Nuevo Midstream, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on October 28, 2014, File No. 001-34046).

10.1
Unit Purchase Agreement, dated October 28, 2014, by and among Western Gas Partners, LP, APC Midstream Holdings LLC and Anadarko Petroleum (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on October 28, 2014, File No. 001-34046).

99.1	Press release dated October 28, 2014 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on October 28, 2014, File No. 001-34046).

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

		By:	Western Gas Equity Holdings, LLC, its general partner

Dated:	October 28, 2014	By:	/s/ Benjamin M. Fink
Benjamin M. Fink Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number    Exhibit Title

2.1#
Agreement and Plan of Merger, dated October 28, 2014, by and among Western Gas Partners, LP, Maguire Midstream LLC and Nuevo Midstream, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on October 28, 2014, File No. 001-34046).

10.1
Unit Purchase Agreement, dated October 28, 2014, by and among Western Gas Partners, LP, APC Midstream Holdings LLC and Anadarko Petroleum Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on October 28, 2014, File No. 001-34046).

99.1	Press release dated October 28, 2014 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Western Gas Partners, LP filed on October 28, 2014, File No. 001-34046).